UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

African Gold Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40121	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

322 West 52nd Street, #2322 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 214-3714

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one Redeemable Warrant	AGAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AGAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, subject to adjustment	AGAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2022, African Gold Acquisition Corporation (the “Company") received a notice (the “Notice”) from the NYSE Regulation staff of the New York Stock Exchange (the "NYSE") stating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual (the “NYSE Rule”) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “June 2022 Form 10-Q”) with the SEC. The NYSE Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Company does not believe that the Notice will have any immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the NYSE Rule, the Company’s securities will be subject to delisting from the NYSE.

Under NYSE rules, the Company has six months from the due date of the June 2022 Form 10-Q, or until January 16, 2023, to file the June 2022 Form 10-Q. If the Company fails to file the June 2022 Form 10-Q by January 16, 2023, it can submit an official request to the NYSE to allow the Company’s securities to continue to trade on the NYSE. If the NYSE accepts the Company's request, then the NYSE may grant an additional six months, or until July 17, 2023, to file the June 2022 Form 10-Q. However, there can be no assurance that the NYSE will accept the Company's request or that the Company will be able to regain compliance within any extension period granted by the NYSE. The NYSE may commence delisting procedures at any time during the period that is available to the Company to complete the filing, if circumstances warrant.

The Company is working diligently to complete its June 2022 Form 10-Q.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors (the “Board”) of the Company has determined that the Company’s previously issued financial statements, as set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “March 2022 Form 10-Q”), must be restated and should not be relied upon.

On August 22, 2022, in conjunction with the Company’s financial advisors, members of the Board discovered improper withdrawals from the Company’s operating bank accounts, which transactions, based upon the Company’s investigation to date, appears to have commenced during the quarterly period ended March 31, 2022. Upon these discoveries, the Company’s management immediately notified the Board, and the Board immediately launched an internal investigation, began a series of discussions with its advisors, took actions necessary to safeguard Company accounts and sought to recover funds. From the Board investigations and discussions with its advisors, it appeared that Cooper Morgenthau, the former Chief Financial Officer and director of the Company, had made improper withdrawals from and after January 2022 and took deliberate actions to conceal them, including by falsifying documents (the “Irregularities”). The services of Mr. Morgenthau as Chief Financial Officer have terminated and the Company is in the process of formally removing Mr. Morgenthau as a director and officer pursuant to its Memorandum and Articles of Association.

The Board has held numerous internal and external discussions and conducted further investigations and analysis since discovering the Irregularities. With the assistance of its financial advisors, and from information provided by Mr. Morgenthau, it also appears that several bills from third party vendors that appeared to have been paid, in fact have not been paid and remain outstanding. The exact amounts owed are still being determined.

The Board took immediate action to confirm that the Irregularities did not extend to the Company’s trust account, and as of August 23, 2022, there was approximately $415,537,995 in that trust account.

The Board met on August 26, 2022, to discuss the Irregularities and the foregoing issues further, and to determine what additional steps are to be taken. The Company’s management, under the oversight of the Audit Committee, has been asked to continue its investigation of these matters and the Company’s attempt to recover any funds that have been improperly withdrawn.

Based on the information that the Board has to date, the Board is of the view that the Company’s other financial statements do not need to be restated; however, this analysis will form part of the Board’s continuing investigation. The Board and the Audit Committee will endeavor to complete these additional investigations as soon as possible and will make additional disclosures as they are completed. The Board and the Audit Committee furthermore are not currently in a position to advise when the restated March 2022 Form 10-Q will be filed.

The Company has not as yet filed its June 2022 Form 10-Q. As discussed in Item 3.01 of this Report, the Company has received notification of its noncompliance with the NYSE Rule due to its failure to timely file its June 2022 Form 10-Q for such quarterly period. The Company is working diligently to complete its June 2022 Form 10-Q, but, by reason of the continuing investigation with respect to the Irregularities, is not currently in a position to advise when the June 2022 Form 10-Q will be filed.

The Board and the Audit Committee has directed management to work with the Company’s outside consultants to design and implement improved processes and procedures to address any deficiencies in the Company’s internal control over financial reporting revealed by the issues described above, including those that relate to the safeguarding of the Company’s assets.

The foregoing discussion is based on information known to the Company as of the date of this report. Additional information may be discovered through further investigation, or in the course of management’s preparation of restated financial statements, should restatement be necessary. Such information could result in changes in the Company’s preliminary estimates of the effect of the accounting issues and require additional adjustments to previously issued financial statements, as well as identification of other deficiencies or material weaknesses in the Company’s internal control over financial reporting.

The Company is working to complete the preparation or restatement of all financial statements and the satisfaction of other applicable disclosure requirements pursuant to the SEC’s rules and regulations under the Securities Exchange Act of 1934.

Forward-Looking Statements:

The information included in this report regarding changes in executive management, the results of the Company’s internal investigation, the Company’s compliance with its financial reporting obligations and the effects of such matters on the Company’s financial condition and results of operations, compliance with SEC rules and the continued listing requirements of the NYSE includes forward-looking statements that are subject to risks and uncertainties that may cause actual results or circumstances to differ from those expressed or implied by our forward-looking statements. Additional considerations and other important risk factors affecting the Company's business are described in the Company's reports on Forms 10-K and 10-Q and other filings with the SEC. The forward-looking statements in this report speak only as of the date hereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 22, 2022, Cooper Morgenthau’s services as the Company’s Chief Financial Officer (the Company’s Principal Financial and Accounting Officer) were terminated. The Board is in the process of formally removing Mr. Morgenthau as a director and officer of the Company pursuant to the Company’s Memorandum and Articles of Association. Please see Item 4.02 above for additional information.

Based on a recommendation of the Audit Committee, the Board has appointed Brian Hinchcliffe as the Company’s Interim Principal Financial and Accounting Officer. Mr. Hinchcliffe, age 66, has been Vice Chairman of the Company since February 2021, and has been involved in the founding of precious and base metal mining companies around the world for the last 30 years with a special focus on returning former mines to production through cost re-engineering and a critical focus on exploration. Mr. Hinchcliffe is currently President and Chief Executive Officer of North Peak Resources Ltd. (TSXV: NPR.V; formerly known as Interbit Ltd.) and also served as Chairman of Interbit Ltd. from 2016 to 2020. From 2014 to 2016, Mr. Hinchcliffe served as Executive Chairman and Chief Executive Officer of Rupert Resources Ltd. until he recruited a new exploration focused management team which is currently developing one of the largest new and high grade, open pit gold discoveries in Finland. From 2002 to 2014, Mr. Hinchcliffe was President and Chief Executive Officer of Kirkland Lake Gold Inc. (was Kirkland Lake Gold Ltd., TSX, NYSE, ASX, until its recent merger with Agnico Eagle Mines Limited, TSX, NYSE), where he oversaw coordinating the dewatering of the Macassa Mine applying new and innovative exploration strategies that resulted in the Macassa Mine returning to production as one of the highest grade, lowest cost gold mines in the world. Prior to the founding of these companies, Mr. Hinchcliffe joint ventured the $500 million development in Venezuela with Anglo American Mines Ltd. of the Loma de Hierro laterite nickel deposit. He also founded American Pacific Resources, which re-engineered and restarted production at the El Mochito Mine in Honduras, a mine that is currently still in production. Mr. Hinchcliffe started his career as Vice President at J. Aron/Goldman Sachs in 1978 working in New York and London in the mining and metals sector as a trader for 10 years.

At this time, it is not expected that Mr. Hinchcliffe will receive any additional compensation from the Company for his interim services in this role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN GOLD ACQUISITION CORPORATION

Dated: August 26, 2022	By:	/s/ Christopher Chadwick
	Name:	Christopher Chadwick
	Title:	Chief Executive Officer